Exhibit 10.37

December 6, 2016

Better Mortgage

459 Broadway, 5th floor

New York, New York, 10013

FIRST AMENDMENT TO THE DATA AND

ANALYTICS SERVICES AGREEMENT

A. This written modification of Schedule A to the Data and Analytics Services Agreement dated August 25, 2016 (the “Agreement”) is entered into between (i) thenumber, LLC , (“thenumber”) and (ii) Avex Funding Corp. d/b/a Better Mortgage (together with its affiliates, the “Client”) pursuant to section 8.4 of the Agreement. The second paragraph in Section I of Schedule “A”: Services is hereby modified to read as follows:

I. Services

thenumber shall provide Client with lead generation services. thenumber will identify refinancing candidates within parameters provided by Client [***] or other identifying information about leads.

thenumber will also provide data analysis services to Client. Client will upload the names and e-mail addresses of all customers from 2016 to thenumber. thenumber will then provide Client with a report containing information in its possession associated with each e-mail address.

Post pilot, and upon Agreement of Fees, thenumber will provide additional leads as agreed to by Client and thenumber.

B. Except as amended hereby, the Agreement shall remain in full force and effect.

CLIENT ACKNOWLEDGES HAVING READ THIS AMENDMENT AND AGREES TO ALL TERMS AND CONDITIONS STATED HEREIN.

THENUMBER LLC		Avex Funding Corp. d/b/a Better Mortgage

By:	/s/ Nicholas J. Calamari	By:	/s/ Paula Tuffin
Name:	Nicholas J. Calamari	Name:	Paula Tuffin
Title:	General Counsel	Title:	General Counsel

Date:	December 6, 2016	Date:	December 6, 2016

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